Exhibit 1.1

EXECUTION VERSION

US AIRWAYS, INC.

$100,000,000

US Airways Pass Through Certificates, Series 2012-2C-O

UNDERWRITING AGREEMENT

May 22, 2013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

US Airways, Inc., a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, as trustee under the Original Trust (as defined below) (the “Trustee”), issue and sell to the underwriter named in Schedule II hereto US Airways Pass Through Certificates, Series 2012-2C-O (the “Class C Certificates”), in the aggregate face amount and with the stated interest rate and final expected distribution date set forth on Schedule I hereto on the terms and conditions stated herein. The Company previously offered $418,113,000 aggregate face amount of 4.625% US Airways Pass Through Certificates, Series 2012-2A-O (the “Class A Certificates”) and $128,071,000 aggregate face amount of 6.750% US Airways Pass Through Certificates, Series 2012-2B-O (the “Class B Certificates” and, together with the Class A Certificates and the Class C Certificates, the “Certificates”), which were issued on December 13, 2012.

The Class C Certificates will be issued pursuant to a Pass Through Trust Agreement, dated December 21, 2010 (the “Basic Agreement”), between the Company and the Trustee, as supplemented with respect to the issuance of the Class C Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (the “Original Trust Supplement”), between the Company and the Trustee (the Basic Agreement as supplemented by the Original Trust Supplement being referred to herein as the “Original Pass Through Trust Agreement”). The Original Trust Supplement is related to the creation and administration of the US Airways Pass Through Trust 2012-2C-O (the “Original Trust”). As used herein, unless the context otherwise requires, the term “Underwriter” shall mean Goldman, Sachs & Co.

The cash proceeds of the offering of the Class C Certificates by the Original Trust, to the extent not used to purchase Series C Equipment Notes on the Closing Date, will be paid to Wilmington Trust, National Association as escrow agent (the “Escrow Agent”), under an Escrow and Paying Agent Agreement to be dated as of the Closing Date among the Escrow Agent, the Underwriter, the Trustee of the Original Trust and Wilmington Trust Company, as paying agent (the “Paying Agent”), for the benefit of the holders of the Class C Certificates issued by the Original Trust (the “Escrow Agreement”). The Escrow Agent will deposit such cash proceeds (the “Deposits”) with The Bank of New York Mellon, as depositary (the “Depositary”), in accordance with a Deposit Agreement to be dated as of the Closing Date between the Escrow Agent and the Depositary relating to the Original Trust (the “Deposit Agreement”), and, subject to the fulfillment of certain conditions, will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement (as defined below)) from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the “Note Purchase Agreement”) among the Company, Wilmington Trust Company, as Trustee of the Original Trust, as Trustee of the Other Trusts, as Subordination Agent (as hereinafter defined), as Indenture Trustee under each Trust Indenture and as Paying Agent, and the Escrow Agent. The Escrow Agent will issue receipts to be attached to each Class C Certificate (“Escrow Receipts”) representing each holder’s interest in amounts deposited with such Escrow Agent with respect to the Class C Certificates and will pay to such holders through the Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the Deposit Agreement at a rate per annum equal to the interest rate applicable to the Class C Certificates. The Equipment Notes will be guaranteed by US Airways Group, Inc., a Delaware corporation (the “Parent Guarantor”), as described in the Guarantee dated December 13, 2012 (the “Guarantee”) of the Parent Guarantor covering the Guaranteed Obligations (as defined in the Guarantee and as confirmed pursuant to a Guarantee Confirmation of the Parent Guarantor dated as of the Closing Date (the “Guarantee Confirmation”)).

Upon the earlier of (i) the first business day after December 2, 2013 and (ii) the fifth business day following the occurrence of a Triggering Event (as defined in the Intercreditor Agreement) (such business day, the “Trust Transfer Date”), or, if later, the date on which all of the conditions set forth in Section 7.01 of the Original Trust Supplement have been satisfied, the Original Trust will transfer and assign all of its assets and rights to a newly-created successor trust with substantially identical terms except as described in the Prospectus (as hereinafter defined) (the “Successor Trust” and, together with the Original Trust, the “Trusts”) governed by the Basic Agreement, as supplemented with respect to the Certificates by a separate Pass Through Trust Supplement (individually, a “Successor Trust Supplement”), between the Company and the Wilmington Trust Company, as trustee (the Basic Agreement, as supplemented by such Successor Trust Supplement, being referred to herein as a “Successor Pass Through Trust Agreement” and, together with the Original Pass Through Trust Agreement, the “Designated Agreements”). Each Class C Certificate outstanding on the Trust Transfer Date will represent the same interest in the relevant Successor Trust as the Class C Certificate represented in the Original Trust.

The holders of the Certificates are entitled to the benefits of the Intercreditor Agreement dated as of December 13, 2012 among the Trustees, Wilmington Trust Company, as subordination agent and trustee thereunder (the “Subordination Agent”), and the Liquidity Provider (as amended by Amendment No. 1 thereof dated as of the Closing Date, the “Intercreditor Agreement”).

The Company and the Parent Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-181718), including a prospectus relating to pass through certificates to be issued from time to time by the Company (the “Shelf Securities”) and securities, including the Guarantee, to be issued from time to time by the Parent Guarantor. Such registration statement as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 25, 2012 in the form first used to confirm sales of the Class C Certificates (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Class C Certificates in the form first used to confirm sales of the Class C Certificates (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated May 22, 2013 and distributed to prospective purchasers of the Class C Certificates.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “issuer free writing prospectus” has the meaning set forth in Rule 433(h) under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectus identified in Item 1 of Schedule IV hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein and the term “issuer free writing prospectus” shall include (but not be limited to) the item described in Schedule IV hereto. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

Capitalized terms used but not defined in this Underwriting Agreement (the “Agreement”) shall have the meanings specified therefor in the Original Pass Through Trust Agreement, the Note Purchase Agreement or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Agreements” shall mean the Designated Agreements, the Intercreditor Agreement, the Guarantee, the Guarantee Confirmation, the Escrow Agreement, the Deposit Agreement, the Assignment and Assumption Agreement and the Financing Agreements (as defined in the Note Purchase Agreement).

1. Representations and Warranties. (a) Each of the Company and the Parent Guarantor, jointly and severally, represents and warrants to, and agrees with the Underwriter that:

(i) Each of the Company and the Parent Guarantor meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Parent Guarantor, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act); the Parent Guarantor was, as of the date of the filing of the Registration Statement and is, as of the date hereof, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act); each of the Company and the Parent Guarantor is eligible to use the Registration Statement as an automatic shelf registration statement; and neither the Company nor the Parent Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement, as of the date of the filing did not, as of the date hereof does not, and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not contain and as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date of filing, complied as to form, and the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the date hereof, comply as to form, and as amended or supplemented, if applicable, will comply as to form, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 12:05 P.M., Eastern Time, on the date of this Agreement, and the Time of Sale Prospectus, as then amended or supplemented by the Company and the Parent Guarantor, if applicable, will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any issuer free writing prospectus, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, when used in connection with the offering of the Class C Certificates does not conflict with the information contained in the Registration

Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) the Underwriter Information (as hereinafter defined), (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 or (C) the Depositary Information (as hereinafter defined).

(ii) There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries or the Parent Guarantor and its subsidiaries, respectively, taken as a whole, from that set forth in the Time of Sale Prospectus.

(iii) Neither the Company nor the Parent Guarantor is an “ineligible issuer” in connection with the offering of the Class C Certificates pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Parent Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Parent Guarantor has filed in connection with the offering of the Class C Certificates, or is required to file in connection with the offering of the Class C Certificates, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Parent Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, neither the Company nor the Parent Guarantor has prepared, used or referred to, and will not, without the Underwriter’s prior consent, prepare, use or refer to, any free writing prospectus in connection with the offering of the Class C Certificates.

(iv) The Parent Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(v) Each subsidiary of the Parent Guarantor, including the Company, has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so duly incorporated, organized or qualified or be in good standing would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Parent Guarantor, including the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Parent Guarantor, free and clear of all liens, encumbrances, equities or claims, except liens, encumbrances or claims which would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(vi) The execution and delivery by the Company and the Parent Guarantor of, and the performance by the Company and the Parent Guarantor of their respective obligations under, this Agreement and the Operative Agreements to which the Company or the Parent Guarantor is or will be a party and the consummation by the Company and the Parent Guarantor of the transactions contemplated herein and therein will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Parent Guarantor or any agreement or other instrument binding upon the Company or the Parent Guarantor or any of their respective subsidiaries, that is material to the Company and its subsidiaries or the Parent Guarantor and its subsidiaries, respectively, taken as a whole, or any final judgment, order or decree of any governmental body, agency or court, having jurisdiction over the Company, the Parent Guarantor or any of their respective subsidiaries, and no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Parent Guarantor of their respective obligations under this Agreement and the Operative Agreements to which they are or will be a party and for the consummation of the transactions contemplated herein and therein, except (x) such as may be required by the securities or Blue Sky laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (y) except for filings or recordings with the Federal Aviation Administration (the “FAA”) and under the Uniform Commercial Code (the “UCC”) or other laws in effect in any applicable jurisdiction governing the perfection of security interests, which filings or recordings referred to in this clause (y), with respect to any particular set of Financing Agreements, shall have been made, or duly presented for filing or recordation, or shall be in the process of being duly filed or filed for recordation, on or prior to the applicable Funding Date (as defined in the Note Purchase Agreement) for each of the six (6) Airbus A321-211 aircraft, four (4) Airbus A330-243 aircraft and one (1) Airbus A321-231 aircraft (collectively, the “Aircraft”) related to such Financing Agreements and (z) such as may be required in connection with the registration of the “international interests” created pursuant to the indenture under the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001.

(vii) This Agreement has been duly authorized, executed and delivered by the Company and the Parent Guarantor and each of the Operative Agreements to which the Company and the Parent Guarantor is or will be a party has been duly authorized and has been or will be duly executed and delivered by the Company or the Parent Guarantor, as the case may be, on or prior to the Closing Date or the applicable Funding Date, as the case may be.

(viii) Each of the Equipment Notes issued or to be issued under each related Indenture (as defined in the Original Trust Supplement), when duly executed and delivered by the Company, and duly authenticated by the related Indenture Trustee in accordance with the terms of such Indenture, has been or will be duly issued under such Indenture, is or will be entitled to the benefits of such Indenture, and constitutes or will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) Each of the Operative Agreements (other than the Equipment Notes) to which the Company or the Parent Guarantor is or will be a party, when duly executed and delivered by the Company or the Parent Guarantor, as the case may be, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of the Company or the Parent Guarantor, as the case may be, enforceable in accordance with their terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and subject, in the case of the Successor Pass Through Trust Agreements, to the delayed effectiveness thereof as set forth therein. The Basic Agreement has been duly qualified under the Trust Indenture Act. The Certificates will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries and the Parent Guarantor and its consolidated subsidiaries, respectively, as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries and the Parent Guarantor and its consolidated subsidiaries, respectively, for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with

U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein.

(xi) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company, the Parent Guarantor nor any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft acquisitions or financing and equity incentive plan grants so described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus); (ii) neither the Company nor the Parent Guarantor has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Parent Guarantor’s capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or the Parent Guarantor, respectively, except in each case as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft financing and equity incentive plan grants so described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus); and (iv) there has been no prohibition or suspension of the Company’s operating certificate for the operation of the Company’s aircraft, including as a result of action taken by the FAA or the Department of Transportation (“DOT”).

(xii) The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a).

(xiii) Each of the Company, the Parent Guarantor and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; provided, that the Company currently maintains war risk insurance on its aircraft under the FAA’s insurance program authorized under 49 U.S.C. § 44301 et seq. (“War Risk Insurance”); each of the Company, the Parent Guarantor and their respective subsidiaries has not been refused any insurance coverage sought or applied for other than in connection with instances where the Company or the Parent Guarantor was seeking to obtain insurance coverage at more attractive rates; and, other than with respect to War Risk Insurance coverage, neither the Company nor the Parent Guarantor has any reason to believe that the Company or the Parent Guarantor will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xiv) When duly executed, authenticated, issued and delivered in the manner provided for in the Original Pass Through Trust Agreement and sold and paid for as provided in this Agreement and as described in the Time of Sale Prospectus, the Class C Certificates will be legally and validly issued and will be entitled to the benefits of the Original Pass Through Trust Agreement; based on applicable law as in effect on the date hereof, upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the Original Pass Through Trust Agreement, the Class C Certificates will be legally and validly outstanding under the Successor Pass Through Trust Agreement; and when executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement, the Escrow Receipts will be entitled to the benefits of the Escrow Agreement.

(xv) Each of the Company, the Parent Guarantor and their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, the Parent Guarantor and their respective subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on real property, aircraft and engines, parts, rotables, and other equipment of the Company and the Parent Guarantor and such as are described in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company, the Parent Guarantor or their respective subsidiaries, as the case may be; and any real property and buildings held under lease by the Company, the Parent Guarantor or any of their respective subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Parent Guarantor or their respective subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xvi) There are no legal or governmental proceedings pending or, to the Company’s or the Parent Guarantor’s knowledge, threatened to which the Company, the Parent Guarantor or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Parent Guarantor or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Parent Guarantor to perform their respective obligations under this Agreement or any of the Operative Agreements to which it is or will be a party or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xvii) Except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material labor dispute with the employees of the Company, the Parent Guarantor or their respective subsidiaries exists or, to the knowledge of the Company or the Parent Guarantor, is imminent; and neither the Company nor the Parent Guarantor is aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably likely result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries or the Guarantor and its subsidiaries, respectively, taken as a whole.

(xviii) (i) Each of the Company, the Parent Guarantor and their respective subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the DOT, the FAA or the Federal Communications Commission, necessary to conduct the business now operated by it, except where the failure to possess any such Government License would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; (ii) each of the Company, the Parent Guarantor and their respective subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole; and (iv) neither the Company nor the Parent Guarantor has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(xix) The Company, the Parent Guarantor and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(xx) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Parent Guarantor and its subsidiaries, taken as a whole.

(xxi) KPMG LLP, who audited the respective annual consolidated financial statements of the Company and the Parent Guarantor incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

(xxii) None of the Parent Guarantor, the Company or the Original Trust is, and the Successor Trust (based on applicable law as in effect on the date hereof) will not be, as of the execution and delivery of the Assignment and Assumption Agreement in accordance with the Original Pass Through Trust Agreements, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Class C Certificates and the application of the proceeds thereof as described in the Prospectus, none of (i) the Parent Guarantor, the Company and the Original Trust, (ii) the Successor Trust (based on the applicable law as in effect on the date hereof), as of the execution and delivery of the Assignment and Assumption Agreement in accordance with the Original Pass Through Trust Agreement and (iii) the escrow arrangements contemplated by the Escrow Agreement, will result in the creation of an “investment company,” or an entity “controlled” by an “investment company,” as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

(xxiii) The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of the Certificates,” “Description of the Deposit Agreements,” “Description of the Escrow Agreements,” “Description of the Liquidity Facilities,” “Description of the Intercreditor Agreement,” “Description of the Equipment Notes,” “Possible Refinancing of Certificates” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to summarize certain provisions of the Certificates and the Operative Agreements (including exhibits thereto), fairly summarize such terms in all material respects.

(xxiv) None of Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company, the Parent Guarantor, or, to the knowledge of the Company or the Parent Guarantor, has a substantial interest, direct or indirect, in the

Company or the Parent Guarantor. To the knowledge of the Company and the Parent Guarantor, none of the officers and directors of any of such Appraisers is connected with the Company, the Parent Guarantor or any of their respective affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(xxv) Neither the Company, the Parent Guarantor nor any of their respective subsidiaries or affiliates, nor, to the Company’s or the Parent Guarantor’s knowledge, any director, officer, employee, agent or representative of the Company, the Parent Guarantor or of any of their respective subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Parent Guarantor and their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxvi) The operations of the Company, the Parent Guarantor and their respective subsidiaries are and have been conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Parent Guarantor and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent Guarantor or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Parent Guarantor, threatened.

(xxvii) (i) Each of the Company and the Parent Guarantor represents that neither the Company, the Parent Guarantor nor any of their respective subsidiaries or, to the knowledge of the Company or the Parent Guarantor, any director or officer of the Company, the Parent Guarantor or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authorities (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan or Syria).

(ii) Each of the Company and the Parent Guarantor represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Each of the Company and the Parent Guarantor represents and covenants that, for the past four years, it has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxviii) Each of the Company and the Parent Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability.

(xxix) Each of the Company, the Parent Guarantor and their respective subsidiaries’ internal controls over financial reporting are effective and the Company, the Parent Guarantor and their respective subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(xxx) Each of the Company, the Parent Guarantor and their respective subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established.

(b) The Depositary represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) The information pertaining to the Depositary set forth under the caption “Description of the Deposit Agreements—Depositary” (collectively, the “Depositary Information”) in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as amended and supplemented, does not contain any untrue statement of a material fact.

(ii) The Depositary is a banking corporation existing under the laws of the State of New York, with corporate power and authority to own, lease and operate its property, to conduct its business as described in the Depositary Information and to enter into and perform its obligations under this Agreement and the Deposit Agreement.

(iii) No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Depositary of this Agreement and the Deposit Agreement and for the consummation of the transactions contemplated herein and therein, except such as may have been obtained.

(iv) The execution and delivery by the Depositary of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by the Depositary and will not violate any law, governmental rule or regulation or any of its organizational documents or any order, writ, injunction or decree of any court or governmental agency against it or the provisions of any indenture, loan agreement, contract or other instrument to which it is a party or is bound.

(v) This Agreement has been duly authorized, executed and delivered by the Depositary, and the Deposit Agreements will be duly authorized, executed and delivered by the Depositary on or prior to the Closing Date.

(vi) The Deposit Agreement, when duly authorized, executed and delivered by the Depositary, assuming that such Deposit Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligations of, the Escrow Agent, will constitute the legal, valid and binding obligations of the Depositary, enforceable in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vii) Payments of interest and principal in respect of the Deposits are not subject under the laws of the United States or any political subdivision thereof to any withholdings or similar charges or deductions.

(c) The parties agree that any certificate signed by a duly authorized officer of the Company or the Parent Guarantor and delivered to the Underwriter, or to counsel for the Underwriter, on the Closing Date and in connection with this Agreement or the offering of the Class C Certificates, shall be deemed a representation and warranty by (and only by) the Company and/or the Parent Guarantor to the Underwriter as to the matters covered thereby.

2. Purchase, Sale and Delivery of Certificates. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to cause the Trustee to sell to the Underwriter, and the Underwriter agrees to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Class C Certificates set forth opposite the name of the Underwriter in Schedule II. Concurrently with the issuance of the Class C Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreement, which Escrow Receipts shall be attached to the Class C Certificates.

(b) The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Class C Certificates as set forth in the Prospectus as soon after this Agreement has been entered into as in the Underwriter’s judgment is advisable. The Company is further advised by the Underwriter that the Class C Certificates are to be offered to the public initially at 100% of their face amount (the public offering price) plus accrued interest, if any, and to certain dealers selected by the Underwriter at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriter may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

(c) As underwriting commission and other compensation to the Underwriter for its commitments and obligations hereunder in respect of the Class C Certificates, including its undertakings to distribute the Class C Certificates, the Company will pay to the Underwriter for its account the amount set forth in Schedule III hereto. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Class C Certificates (with attached Escrow Receipts) to the Underwriter. Payment of such compensation shall be made by wire transfer of immediately available funds.

(d) Delivery of and payment for the Class C Certificates (with attached Escrow Receipts) shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP at 1 Chase Manhattan Plaza, New York, New York 10005, at 10:00 A.M., New York, New York time, on June 6, 2013 or such other date, time and place as may be agreed upon by the Company and the Underwriter (such date and time of delivery and payment for the Class C Certificates (with attached Escrow Receipts) being herein called the “Closing Date”). Delivery of the Class C Certificates (with attached Escrow Receipts) issued by the Original Trust shall be made to the Underwriter’s account at The Depository Trust Company (“DTC”) against payment by the Underwriter of the purchase price thereof. Payment for the Class C Certificates issued by the Original Trust and the Escrow Receipts attached thereto shall be made by the Underwriter by wire transfer of immediately available funds to the account and in the manner specified in the Escrow Agreement. The Class C Certificates (with attached Escrow Receipts) issued by the Original Trust shall be in the form of one or more fully registered global certificates, and shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co.

(e) The Company agrees to have the Class C Certificates (with attached Escrow Receipts) available for inspection and checking by the Underwriter in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

3. Conditions of the Underwriter’s Obligations. The obligation of the Underwriter to purchase and pay for the Class C Certificates pursuant to this Agreement is subject to the following conditions:

(a) On the Closing Date, the Underwriter shall have received opinions and a negative assurance statement of Latham & Watkins LLP, outside counsel for the Company and Parent Guarantor, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(b) On the Closing Date, the Underwriter shall have received an opinion of Squire Sanders (US) LLP, regulatory counsel of the Company and the Parent Guarantor, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(c) On the Closing Date, the Underwriter shall have received an opinion of Morris James LLP, counsel for Wilmington Trust Company, individually and as the Loan Trustee, Subordination Agent and Trustee, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(d) On the Closing Date, the Underwriter shall have received an opinion of Morris James LLP, counsel for the Escrow Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(e) On the Closing Date, the Underwriter shall have received an opinion of in-house counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(f) On the Closing Date, the Underwriter shall have received an opinion of Bryan Cave LLP, special New York counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(g) On the Closing Date, the Underwriter shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, dated as of the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Certificates, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriter may reasonably require.

(h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)	there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Parent Guarantor or any of their respective subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)	there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Parent Guarantor and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Underwriter’s judgment, is material and adverse and that makes it, in the Underwriter’s judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Class C Certificates on the terms and in the manner contemplated by the Registration Statement and the Time of Sale Prospectus.

(i) The Underwriter shall have received on the Closing Date (i) a certificate dated the Closing Date and signed by an executive officer of the Company, in such officer’s capacity as an officer of the Company and on the Company’s behalf, to the effect set forth in Section 3(h)(i) above and to the effect that: (1) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (2) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate dated the Closing Date and signed by an executive officer of the Parent Guarantor, in such officer’s capacity as an officer of the Parent Guarantor and on the Parent Guarantor’s behalf, to the effect set forth in Section 3(h)(i) above and to the effect that: (1) the representations and warranties of the Parent Guarantor contained in this Agreement are true and correct as of the Closing Date and (2) the Parent Guarantor has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each of the officers signing and delivering the respective certificates contemplated in clauses (i) and (ii) may rely upon the best of his or her knowledge as to proceedings threatened.

(j) You shall have received from KPMG LLP (i) a letter, dated no later than the date hereof and addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) a letter, dated the Closing Date and addressed to the Underwriter, which meets the above requirements, except that the specified date therein referring to certain procedures performed by KPMG LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.

(k) Each of the Appraisers shall have furnished to the Underwriter a letter from such Appraiser, addressed to the Company, the Parent Guarantor and the Underwriter and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company, the Parent Guarantor or any of their respective affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company, the Parent Guarantor or any of their respective affiliates and (iii) is not connected with the Company, the Parent Guarantor or any of their respective affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(l) At the Closing Date, each of the Operative Agreements (other than the Assignment and Assumption Agreement and the Financing Agreements relating to Aircraft that have not yet been delivered to the Company) shall have been duly executed and delivered by each of the parties thereto.

(m) On the Closing Date, the Class C Certificates shall have received the ratings indicated in the free writing prospectus identified as Item 1 in Schedule IV hereto from the nationally recognized statistical rating organizations named therein.

(n) The Underwriter shall have received on the Closing Date a certificate dated the Closing Date, signed by an executive officer of the Parent Guarantor and in form and substance reasonably satisfactory to the Underwriter, with respect to the accuracy of certain statistical information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(o) On the Closing Date, the representations and warranties of the Depositary contained in this Agreement shall be true and correct as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

(p) The Company shall have obtained a Ratings Confirmation (as defined in the Intercreditor Agreement) in respect of the Class A Certificates and the Class B Certificates.

4. Certain Covenants of the Company and Parent Guarantor. Each of the Company and the Parent Guarantor covenants with the Underwriter as follows:

(a) If, during such period after the first date of the public offering of the Class C Certificates as, in the opinion of counsel for the Underwriter, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Class C Certificates by an underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Registration Statement or Prospectus to comply with applicable law, the Company or the Parent Guarantor, as the case may be, shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company and the Parent Guarantor) to which Class C Certificates may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Registration Statement or Prospectus as amended or supplemented, will comply with applicable law.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus in a manner that would affect the offering of the Class C Certificates, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects; provided that, if in the opinion of counsel to the Company, any such amendment or supplement shall be required by law or regulation to be filed, that the Company or the Parent Guarantor, as the case may be, shall be permitted to make such filing after taking into account such comments as the Underwriter and its counsel may reasonably make on the content, form or other aspects of such proposed amendment or supplement; and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c) To furnish to the Underwriter, upon request, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to the Underwriter during the period mentioned in Section 4(a) or 4(f) hereto as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(d) Promptly following the execution of this Agreement, to prepare a Prospectus that complies with the Securities Act and that sets forth the face amount of the Class C Certificates and their terms (including, without limitation, the terms of the Escrow Receipts attached thereto) not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of the Underwriter and the face amount of the Class C Certificates that it has agreed to purchase, the price at which the Class C Certificates are to be purchased by the Underwriter from the Trustee, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriter, the Company, and the Parent Guarantor deem appropriate in connection with the offering of the Class C Certificates. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(e) To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Parent Guarantor and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects; provided that, if in the opinion of counsel to the Company, any such free writing prospectus shall be required by law or regulation to be used, that the Company or the Parent Guarantor, as the case may be, shall be permitted to use such free writing prospectus after taking into account such comments as the Underwriter and its counsel may reasonably make on the content, form or other aspects of such proposed free writing prospectus.

(f) If the Time of Sale Prospectus or any issuer free writing prospectus is being used to solicit offers to buy the Class C Certificates at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any issuer free writing prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus or such issuer free writing prospectus so that the statements in the Time of Sale Prospectus or such issuer free writing prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus or such issuer free writing prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will comply with applicable law.

(g) To take all reasonable actions to qualify the Class C Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request; provided that neither the Company nor the Parent Guarantor shall be required to register as a foreign corporation or file any general consent to service of process or subject itself to any additional taxation.

(h) Between the date of this Agreement and the Closing Date, the Company and the Parent Guarantor shall not, without the Underwriter’s prior written consent, offer, sell or enter into any agreement to sell any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by the Company or the Parent Guarantor (or rights relating thereto).

(i) To prepare a final term sheet relating to the offering of the Class C Certificates in the form of Annex A hereto and shall file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Class C Certificates.

(j) During the period when a prospectus relating to the Class C Certificates is required to be delivered under the Securities Act and the rules and regulations of the Commission thereunder, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(k) To make generally available to the Certificateholders and to the Underwriter as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Parent Guarantor occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Class C Certificates have been sold by the Underwriter, prior to the third anniversary the Company and the Parent Guarantor shall file a new shelf registration statement and take any other action reasonably necessary to permit the public offering of the Class C Certificates to continue without interruption; provided that such requirement to file a new registration statement shall not require the Company or the Parent Guarantor to file any registration statement other than on Form S-3 (or any successor form); references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

5. Certain Covenants of the Underwriter. The Underwriter covenants with the Company and the Parent Guarantor not to take any action that would result in the Company or the Parent Guarantor being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company or the Parent Guarantor thereunder, but for the action of the Underwriter. The Underwriter acknowledges and agrees that, except as set forth in Schedule IV hereto, neither the Company nor the Parent Guarantor has authorized or approved any “issuer information” for use in any free writing prospectus.

6. Indemnification and Contribution. (a) Each of the Company and the Parent Guarantor, jointly and severally, agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, any “issuer information” that the Company or Parent Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto (the “Underwriter Information”) or the Depositary Information.

(b) The Underwriter agrees to indemnify and hold harmless the Company and the Parent Guarantor, and their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company and the Parent Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Parent Guarantor to the Underwriter, but only with reference to the Underwriter Information provided by the Underwriter.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission to so notify the indemnifying party (i) shall not relieve such indemnifying party from any liability that it may have to any indemnified party under Section 6(a) or 6(b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under such subsection. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent Guarantor on the one hand and the Underwriter on the other hand from the offering of the Class C Certificates or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company and the Parent Guarantor on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor on the one hand and the Underwriter on the other hand in connection with the offering of such Class C Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of such Class C Certificates received by the Original Trust (before deducting expenses), less the total underwriting discounts and commissions received by the Underwriter, and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Class C Certificates. The relative fault of the Company and the Parent Guarantor on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Parent Guarantor or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Parent Guarantor and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Class C Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Parent Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, the Parent Guarantor, their respective officers or directors or any person controlling the Company or the Parent Guarantor and (iii) acceptance of and payment for any of the Class C Certificates.

7. [Reserved.]

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Parent Guarantor and their officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company, the Parent Guarantor or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Class C Certificates. If for any reason the purchase of the Class C Certificates by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid by it pursuant to Section 10 hereof (other than any reimbursement of out-of-pocket expenses (including reasonable fees and disbursements of counsel) of the Underwriter) and the respective obligations of the Company and the Underwriter pursuant to Section 6 hereof shall remain in effect. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or the Parent Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Parent Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Parent Guarantor, jointly and severally, will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

9. Termination. This Agreement shall be subject to termination by notice given by the Underwriter to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of The New York Stock Exchange or The NASDAQ Global Market, (ii) trading of any securities of the Company or of the Parent Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Underwriter’s judgment, is material and adverse or (v) any material disruption in securities settlement, payment or clearance services in the United States that would materially impair settlement and clearance with respect to the Class C Certificates and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event specified in clauses (a)(i) through (v) makes it, in the Underwriter’s judgment, impracticable or inadvisable to market the Class C Certificates on the terms and in the manner contemplated in the Time of Sale Prospectus.

10. Payment of Expenses. As between the Company and the Underwriter, the Company shall pay all expenses incidental to the performance of the Company’s obligations under this Agreement, including the following:

(i) expenses incurred in connection with (A) qualifying the Class C Certificates for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as provided in Section 4(g) (including filing fees and reasonable fees and disbursements of counsel for the Underwriter in connection therewith), (B) the review (if any) of the offering of the Class C Certificates by FINRA and (C) the preparation and distribution of any blue sky or legal investment memorandum by Milbank, Tweed, Hadley & McCloy LLP, the Underwriter’s counsel;

(ii) expenses incurred in connection with the preparation and making available to the Underwriter and the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Class C Certificates may have been sold by the Underwriter on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(iii) the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Class C Certificates (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriter and dealers;

(iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Class C Certificates and the Operative Agreements;

(v) expenses incurred in connection with the delivery of the Class C Certificates to the Underwriter;

(vi) reasonable fees and disbursements of the counsel and accountants for the Company;

(vii) to the extent the Company is so required under any Operative Agreement to which it is a party, the fees and expenses of the Mortgagee, the Subordination Agent, the Trustee, the Paying Agent, the Escrow Agent and the Depositary and the reasonable fees and disbursements of their respective counsel;

(viii) fees charged by rating agencies for rating the Class C Certificates (including annual surveillance fees related to the Class C Certificates as long as they are outstanding);

(ix) reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter;

(x) all fees and expenses relating to appraisals of the Aircraft; and

(xi) except as otherwise provided in the foregoing clauses (i) through (x), all other expenses incidental to the performance of the Company’s obligations under this Agreement, other than pursuant to Section 6.

11. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriter, shall be mailed, delivered or sent by facsimile transmission and confirmed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Derek J. Kerr, facsimile number (480) 693-2899, with a copy (at the same Company address) to the Office of the General Counsel, facsimile number (480) 693-5155, provided, however, that any notice to the Underwriter pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to the Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

13. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Parent Guarantor, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

15. APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY LAW WHICH WOULD REQUIRE THE APPLICATION OF A LAW OF A DIFFERENT JURISDICTION.

16. Submission to Jurisdiction; Venue; Appointment of Agent.

(a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) To the fullest extent permitted by applicable law, each party hereto hereby waives its respective rights to a jury trial or any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement.

17. No Fiduciary Duty. Each of the Company and the Parent Guarantor hereby acknowledges that in connection with the offering of the Class C Certificates: (a) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company, the Parent Guarantor or any other person, (b) the Underwriter owes the Company and the Parent Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriter may have interests that differ from those of the Company and the Parent Guarantor. Each of the Company and the Parent Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Class C Certificates.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Certificates, represents the entire agreement among the Company, the Parent Guarantor and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Certificates.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company and the Parent Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriter, the Depositary, the Parent Guarantor and the Company in accordance with its terms.

Very truly yours,

US AIRWAYS, INC.

By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

US AIRWAYS GROUP, INC.

By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written

GOLDMAN, SACHS & CO.

By:	/s/ Michael Hickey
	Name:	Michael Hickey
	Title:	Vice President

THE BANK OF NEW YORK MELLON,
as Depositary

By:	/s/ Latoya S. Elvin
	Name:	Latoya S. Elvin
	Title:	Vice President

By:	/s/ Michelle Drinkard
	Name:	Michelle Drinkard
	Title:	Vice President

SCHEDULE I

US Airways Pass Through Certificates, Series 2012-2C

US AIRWAYS, INC.

Certificate Designation	Aggregate Face Amount	Stated Interest Rate	Final Expected Distribution Date

2012-2C-O	$100,000,000	5.45%	June 3, 2018

SCHEDULE II

Underwriter	2012-2C-O

Goldman, Sachs & Co.	$100,000,000

Total:	$100,000,000

SCHEDULE III

US AIRWAYS, INC.

Underwriting commission and other compensation:	$1,000,000

Closing date, time and location:	June 6, 2013
10:00 A.M.
New York, New York time

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005

SCHEDULE IV

Issuer Free Writing Prospectuses

1. Free writing prospectus dated May 22, 2013 (pricing supplement) in the form attached hereto as Annex A